SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         -------------------------------

Date of Report:   November 3, 1998

                              WELDOTRON CORPORATION
                              ---------------------


               (Exact name of Registrant as specified in its charter)

NEW JERSEY                                                          22-1602728
(State or other jurisdiction
 of incorporation of organization)            (IRS Employer Identification No.)


Commission File Number 1-8381

111 Chimney Rock Road
Bridgewater, New Jersey                                           08807
(Address of Principal Exec. Offices)                          (Zip Code)

Registrant's Telephone Number, Including Area Code        (732) 748-4600

Item 5.     Other Events.
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As reflected in the Company's  most recent Form 10-K,  filed with the Securities and Exchange Commission on October 6, 1998, the Company had suffered recurring losses from operations, had significant deficiencies in working capital and net assets, and was delinquent in paying its liabilities, all of which were indicated in the filing as raising substantial doubt about the Company's ability to continue as a going concern.

Recently, certain major customers of the Company were acquired by new owners and this, coupled with the Company's continued weak financial condition, resulted in such customers reducing their orders to the Company. Since the filing of the 10-K, the Company's largest customer advised the Company that it would be significantly reducing its business with the Company due to the Company's continued weak financial condition and the change in the customer's ownership. The reduction in customer orders and sales has resulted in a steep decline in the inventory and receivable levels of the Company, thus reducing availability under the Company's line of credit. With no additional sources of financing, and given the lack of availability under its existing line of credit, the Company has determined that it is unable to continue operations. The Company is cooperating with its senior lender to devise a plan to effect a wind-down of the operations of the Company and an orderly liquidation of its assets. At present, it is not anticipated that the proceeds from such liquidation will exceed the amount necessary to satisfy the secured claims of the senior lender.

                                S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WELDOTRON CORPORATION
                                             Registrant


                                             By:   /s/Lawrence H. Bowen
                                                   ---------------------
                                                   Lawrence H. Bowen
                                                   Chief Operating Officer
Date: November 3, 1998